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                                                                    EXHIBIT 10.4

     [FORM OF FISHER & PAYKEL HEALTHCARE (NORTH AMERICAN) SHARE OPTION PLAN]

















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          FISHER & PAYKEL HEALTHCARE (NORTH AMERICAN) SHARE OPTION PLAN


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          FISHER & PAYKEL HEALTHCARE (NORTH AMERICAN) SHARE OPTION PLAN

                                    CONTENTS



1.       Name and Structure of Plan

2.       Interpretation

3.       Limitations on Issue

4.       Issue of Options

5.       Rights of Participants Holding Options

6.       Exercise of Options

7.       Rights upon Exercise

8.       Quotation

9.       Lapse of Options

10.      Disputes

11.      Correspondence

12.      Employment Rights

13.      Amendment of Plan

14.      Governing Law



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1.       NAME AND STRUCTURE OF THE PLAN

1.1 This Plan is called the "Fisher & Paykel Healthcare (North American) Share Option Plan".

2.       INTERPRETATION

2.1      Except where the context otherwise requires:

         "BOARD" means the board of directors of the Company.

         "BUSINESS DAY" means a day on which the Exchange is open for trading.

         "COMPANY" means Fisher & Paykel Industries Limited (to be renamed Fisher & Paykel Healthcare Corporation Limited).

         "EMPLOYEE" means any person whose employment is based in the United States of America or Canada and is employed by the Company or any Subsidiary and includes any director of the Company or any Subsidiary holding salaried office or employment with the Company or any Subsidiary.

         "EXCHANGE" means the New Zealand Stock Exchange or, if the Board considers the use of the New Zealand Stock Exchange in this definition to be inappropriate, such other stock exchange on which the Shares are quoted that is selected by the Board.

         "EXERCISE DATE" means, in respect of an Option, the date on which a Participant exercises the Option in accordance with clause 6.

         "EXERCISE PRICE" means the amount payable when an Option is exercised, calculated in accordance with the Plan.

         "GRANT DATE" means, in respect of an Option, the date on which the Option is granted to a Participant or deemed to be granted to a Participant in accordance with clause 4.

         "LAPSE DATE" means, in respect of an Option, the date on which the Option lapses in accordance with clause 9.

         "LEAVING DATE" means the date on which an Employee ceases to be employed by the Company or any Subsidiary.

         "LISTING RULES" means the listing rules of any stock exchange which are binding on the Company, as amended or substituted from time to time.

         "OPTION" means an option granted under the Plan over a Share.

         "PARTICIPANT" means the holder of an Option.

         "REDUNDANCY" means a situation in which an Employee's employment is terminated where the termination is attributable to the fact that the position filled by the Employee is, or will be, discontinued and no comparable position is available.

         "SEPARATION" means the separation of the appliances/finance business and healthcare business of Fisher & Paykel Industries Limited into two industry specific, listed


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         companies, namely Fisher & Paykel Appliances Holdings Limited and
         Fisher & Paykel Healthcare Corporation Limited.

         "SHARE" means a fully paid up ordinary share in the capital of the Company.

         "SHAREHOLDER" means the holder of a Share.

         "SUBSIDIARY" means a subsidiary of the Company within the meaning given to the term "subsidiary" in section 5 of the Companies Act 1993 or any other company that the Board deems to be an associated company.

2.2 Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa.

2.3 Where any matter is to be determined by the Board, that matter shall be determined in the sole discretion of the Board whose determination shall be final and binding in all respects.

3.       LIMITATIONS ON GRANT

3.1      No grant shall be made to a person who is not an Employee.

3.2 Notwithstanding any provision of the Plan, no grant shall be made unless permitted by or pursuant to any applicable Listing Rules and all other applicable laws (including insider trading laws).

3.3 Any Options granted prior to completion of the Separation shall be conditional on completion occurring, with the effect that:

         (a) if completion does not occur within 3 months of the grant, the Option shall be treated as never having been granted;

         (b) the Participant may not exercise any rights in relation to the Option (including, without limitation, any right to exercise the Option) until completion has occurred;

         (c) if an Employee ceases to be employed by the Company or any Subsidiary between the Grant Date and completion, that cessation shall be deemed to have occurred on completion.

4.       GRANT OF OPTIONS

4.1 The Board may, in its absolute discretion, determine the Employees to whom a grant is to be made and the number of Options to be granted. On or before the time a grant is made, the Board may determine that the Options will have a deemed Grant Date earlier or later than the date on which the grant is actually made.

4.2 The Exercise Price of an Option granted prior to completion of the Separation shall be the amount determined by the Board to be the NZ$ per Share equivalent of the initial public offering price of the American Depository Shares issued in connection with the Separation. The Exercise Price of an Option granted after completion of the Separation shall be the amount determined by the Board to represent the market price of Shares on or around the Grant Date. The Board shall notify Participants of the Exercise Price as soon as practicable after it is determined.

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4.3      An Option certificate or certificates, executed by the Company as a deed, shall be provided to each Participant as soon as practicable after the determination under clause 4.1 above.

5.       RIGHTS OF PARTICIPANTS HOLDING OPTIONS

5.1 Options granted to a Participant are not transferable to any other person and no Participant may in any way sell, charge or otherwise dispose of or create any interest in favour of any third party over or in relation to any Option.

5.1 Options do not entitle the Participant to receive dividends from, or vote in respect of, the Shares subject to the Options.

6.       EXERCISE OF OPTIONS

6.1 A Participant may exercise an Option at any time permitted by law by giving notice to the Company in the form prescribed by the Company and remitting the Exercise Price to the Company, subject to the following conditions:

         (a) one third of the Options granted to the Participant on a particular Grant Date may be exercised between the second anniversary of the Grant Date and the Lapse Date;

         (b) a further one third of the Options granted to the Participant on a particular Grant Date may be exercised between the third anniversary of the Grant Date and the Lapse Date;

         (c) a further one third of the Options granted to the Participant on a particular Grant Date may be exercised between the fourth anniversary of the Grant Date and the Lapse Date,

         Provided that where:

         (i) a Participant has ceased to be employed by the Company or any Subsidiary in the circumstances outlined in clause 9.1(b); or

         (ii) a person or group of persons acting in concert acquires 50% or more of the Shares on issue,

         the conditions in this clause 6.1 which prevent the Participant from exercising options until the specified period has elapsed shall not apply.

6.2 The minimum number of Options that may be exercised by a Participant on any one occasion is 200 Options.

6.3 The Company shall, within five Business Days after the Exercise Date, issue, transfer or procure the transfer to the Participant of the relevant Shares.

6.4 Notwithstanding any other provisions in this clause 6, where requested to do so by a Participant, the Company shall use all reasonable endeavours to establish an arrangement under which a Participant who wishes to exercise Options is able to acquire and sell sufficient of the Shares to obtain the funds required to pay the Exercise Price without having to obtain those funds from his or her own resources.


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7.       RIGHTS UPON EXERCISE

7.1 Any Shares issued or transferred upon the exercise of an Option shall be fully paid and shall rank equally in all respects with the relevant Shares on issue at the Exercise Date, except for any dividend in respect of which the record date occurred prior to the Exercise Date.

7.2      If between the Grant Date and the Exercise Date in respect of any
         Option:

         (a) the Company makes or announces any rights issue, or other offer to Shareholders to take up Shares or other securities;

         (b) any consolidation or subdivision of Shares, Share buyback, amalgamation, or other reconstruction of or adjustment to the Shares or the share structure of the Company, of any nature whatsoever, is made or announced; or

         (c)      any offer is made or announced for the acquisition of Shares,

         the Board may make such adjustments or alterations to the terms of Options (provided that it will apply any adjustment formula set out in the Listing Rules in the case of a rights issue), as in the reasonable opinion of the Board are necessary to ensure that, so far as is reasonably possible, no benefit is conferred on a Participant that is not conferred on Shareholders (and vice versa), as a result of the occurrence of the event referred to in (a), (b) or (c) above. Such arrangements or adjustments may include (without limitation):

         (i) adjustments to the number of Shares to be issued or transferred upon exercise of the Options;

         (ii)     adjustments to the Exercise Price of the Options;

         (iii) permitting Participants to exercise Options earlier than would otherwise have been the case; or

         (iv) arranging for Participants to participate in any offer or issue of securities made by the Company.

         No such arrangement or alteration shall be made if that arrangement or alteration would cause a breach of the Listing Rules or in respect of the Separation.

7.3 If between the Grant Date and the Exercise Date Shares are issued pro rata to Shareholders generally (otherwise than pursuant to any dividend reinvestment plan of the Company then in force or the Separation) by way of a bonus issue, a Participant shall be entitled, upon exercise of his or her Options, to receive in addition to the Shares issued or transferred on the exercise of those Options so many additional bonus Shares as would have been issued to a Shareholder who, on the date for determining entitlements under the bonus issue, held Shares equal in number to the Shares issued or transferred on the exercise of those Options (including any additional bonus Shares arising from the operation of this clause in respect of an earlier bonus issue).

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8.       QUOTATION

8.1 The Company will not apply, or be required to apply, for quotation of an Option on the Exchange.

8.2 The Company will apply to the Exchange for, and will use all reasonable endeavours to obtain, quotation for the Shares issued pursuant to the Plan.

9.       LAPSE OF OPTIONS

9.1 Unless otherwise determined by the Board, an Option shall lapse and cease to be exercisable on the first to occur of the following events:

         (a)      5pm on the fifth anniversary of the Grant Date;

         (b) in the case of an Option held by a Participant who ceases to be employed by the Company or any Subsidiary because of his or her death, serious illness, accident, permanent disablement or Redundancy, one month after the Leaving Date;

         (c) in the case of an Option held by a Participant who ceases to be employed by the Company or any Subsidiary after a person or group of persons acting in concert acquires 50% or more of the Shares on issue, one month after the Leaving Date;

         (d) in the case of an Option held by a Participant who ceases to be employed by the Company or any Subsidiary other than as referred to in paragraph (b) and (c), the Leaving Date.

9.2 Where the Board makes a determination in terms of the opening words of clause 9.1, the Board may impose conditions on the future exercise of the Option.

10.      DISPUTES

         Any dispute or difference arising under the Plan shall be determined by the Board whose decision shall be final and binding in all respects.

11.      CORRESPONDENCE

11.1 Any correspondence from a Participant to the Company shall be delivered or posted to the registered office of the Company, or to such other address as may be notified by the Company in writing.

11.2 Any correspondence from the Company to a Participant shall be delivered to the Participant or posted to his or her home address.

12.      EMPLOYMENT RIGHTS

         A Participant waives all rights to compensation or damages in consequence of the termination of his employment with the Company or any Subsidiary for any reason whatsoever insofar as those rights arise, or may arise, from his ceasing to be entitled to exercise any Option under the Plan as a result of such termination.


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13.      AMENDMENT OF PLAN

         The Company may amend the provisions of the Plan in such manner as it thinks fit provided that in respect of Options issued prior to the effective date of any amendment, no such amendment that would adversely affect the position of any Participant may be made without the written consent of that Participant.

14.      GOVERNING LAW

         New Zealand law shall apply to Options and the parties submit to the exclusive jurisdiction of the New Zealand Courts.